CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 10, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-65232 and 811-2946) of Dreyfus Municipal Money Market Fund, Inc.


                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP


New York, New York
September 22, 2003